Exhibit 10.4

Newport  Capital  Consultants  Inc.

             CONSULTING AND INVESTMENT BANKING SERVICES

                 949-759-0439                                                                                             gbryant@cox.net

Reddi Brake Supply Company

57 West 200 South, Suite 400

Salt Lake City, Utah

                                                                       Consulting Agreement

 This agreement made and entered on this 21st day of December, 2007 by and between Newport Capital Consultants, Inc. ("NCC") 19 Island Vista, Newport Beach, CA. 92657 and Reddi Brake Supply Company("the Company"),  located at the address above.

WHEREAS, the Company desires to retain NCC and NCC agrees to provide its broker relations program to the Company for the compensation that is listed herein.

NOW THEREFORE,  in consideration of the premises and the mutual covenants and agreements herein contained, the parties agree as follows:

1)  The Company appoints NCC to provide a broker relations program to the Company.

2)  NCC accepts the appointment and agrees to use its “best efforts” during the term of this agreement to inform, follow up, and update select brokers and market makers throughout the United States regarding the Company and it's progress.  This shall be done via regular direct personal telephone contact, face to face meetings, fax, mail, email or by means necessary to achieve the goal of The Company.  NCC will also help the company to achieve a listing on the Nasdaq or American Stock Exchange.

3)  The Company will: (a) Provide NCC with information about the Company and keep NCC updated, including but not limited to:  copies of news or press releases, published articles, financial statements, and SEC required filings. (10Q's, 10K's, etc.)  (b) Send additional specific information to brokers as requested by NCC.  (c)  Participate with NCC as a team member and cooperate with NCC in the mutual effort to achieve the financial market related goals of the Company.

4)  The Company will pay NCC all reasonable expenses, to be pre-approved by a designated officer of the Company.

5) Newport Capital Consultants agrees to be engaged by the Company after receipt of 6,000,000 shares of the Company’s common stock.  The agreement shall be in full force and effect for a period of two years expiring at the end of December 21, 2009.

6)  This agreement may be terminated by either party at anytime for any reason on 60 days notice.  Upon such termination, the Company will be responsible to pay NCC all cash and securities earned as of such termination date and will thereafter owe NCC no additional consideration.

7)  (a)

Introductions.  During the term of this Agreement, NCC agrees to introduce, from time to time as NCC deems appropriate in its sole discretion, Client to one or more investors or NASD member broker-dealers who may be interested in investing in or arranging for others to invest in Client’s securities.  Client acknowledges that neither NCC nor any of its principals hold any broker-dealer registrations or salesperson licenses and that NCC intends to restrict its activities hereunder so as to avoid the need or requirement to obtain any such registrations or licenses.

(b)

No Agency.  NCCs sole and only role related to financing is that of an introducer of investors or NASD member broker-dealers to Client.  NCC acknowledges that it is not an agent or representative of Client and has no authority to speak, act or negotiate on Client’s behalf other than to introduce Client to certain investors or NASD member broker-dealers.

(c)

Revision of Investor Materials. NCC agrees to review materials prepared by Client for the purpose of investor consideration. NCC shall make appropriate recommendations for refining said materials and assist Client in the revision thereof. NCC also agrees to work with Client to create a PowerPoint presentation suitable for investor review that incorporates some or most of the investor materials provided by Client.

8)  Arbitration and Fees.  Any controversy or claim arising out of or relating to this Agreement, or breach thereof, may be resolved by mutual agreement or, if not, shall be settled in accordance with the arbitration rules of the American Arbitration Association in Orange County, California.  Any decision issued therefrom shall be binding upon the parties and shall be enforceable as a judgment in any court of competent jurisdiction.  The prevailing party in such arbitration or other proceeding shall be entitled, in addition to such other relief as may be granted, to a reasonable sum as and for attorneys’ fees in such arbitration or other proceeding which may be determined by the arbitrator or other officer in such proceeding.  If collection is required for any payment not made when due, the creditor shall collect statutory interest and the cost of collection, including attorney’s fees whether or not court action is required for enforcement.

IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the day and year listed above.

If you agree to the foregoing, please sign where indicated below, email to gbryant@cox.net or fax to 949 759-0171.  Please forward an "Original Copy" to me at your earliest convenience.

/s/ Gary Bryant

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Gary Bryant, President

Newport Capital Consultants

/s/ Alexander H. Walker III

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Alexander H. Walker III, President

Company: Reddi Brake Supply Company

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